Exhibit 23.3

NSAI           Netherland, Sewell
& Associates, Inc.

Consent of Independent Petroleum Engineers and Geologists

We hereby consent to the incorporation by reference of our report of Royale Energy, Inc. (the “Company”) dated February 18, 2011, in the Pre-Effective Amendment No. 1 to Registration Statement on Form S-3/A of the Company and its subsidiaries, to be filed with the Securities and Exchange Commission on February 2, 2012.

We also consent to the reference to our firm under the captions "Experts" in the Registration Statement on Form S-3.

NETHERLAND, SEWELL & ASSOCIATES, INC.

	By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Houston, Texas
February 2, 2012